UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ELDERWATCH, INC.

(Exact name of registrant as specified in this charter)

Florida 0273 65 - 0891381
(State or other jurisdiction of (Primary Standard Industrial (IRS Employer incorporation or organization) Classification Code Number) Identification No.)

2881 North Pine Island Road, Building 65, Suite 203, Sunrise FL 33322

(954) 741-4157

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  [X]

Securities Act registration statement file number to which the form relates: SEC File No. 333-108190

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001

(Title of Class)

Description of Registrant's Securities to be Registered.

The description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission under File No. 333-108190, is incorporated by reference into this registration statement.

Item 2.

Exhibits.

The following exhibits are filed with this registration statement:

Exhibit Number

                              Description

3.1	Restated Articles of Incorporation*
3.2	Bylaws*

* Incorporated by reference in SB2/A # 11 filed January 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 18, 2005

Elderwatch, Inc.

By: _________/s/ Alan Weiss _____________________

                                                                                         Alan Weiss, President, Secretary/Treasurer/Principal executive officer

By: _________/s/ Alan Weiss _____________________

     Alan Weiss, President, Secretary/Treasurer/Principal Accounting Officer